Exhibit 10.12

AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT

THIS AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT (this “Amendment”) is entered by and between Livongo Health, Inc., a Delaware corporation (the “Company”) and Zane Burke (the “Recipient”), effective as of the date of the later of the Company’s or Recipient’s execution below (the “Effective Date”), pursuant to and in accordance with the Livongo Health, Inc. 2014 Stock Incentive Plan (the “Plan”), as amended, heretofore adopted by the Company.

RECITALS

WHEREAS, the Company and Recipient are parties to that certain Restricted Stock Award Agreement dated March 6, 2019, under the Plan (the “RSA Agreement”); and

WHEREAS, the Company and Recipient desire to amend the RSA Agreement in accordance with this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises, of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, effective as of the Effective Date:

AGREEMENT

1.    Incorporation of the RSA Agreement. All capitalized terms which are not defined herein shall have the same meanings as set forth in the RSA Agreement, and the RSA Agreement, to the extent not inconsistent with this Amendment, are incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the RSA Agreement are inconsistent with the amendments set forth in Section 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the RSA Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2.    Forfeiture of Restricted Stock. Section 2(c) of the RSA Agreement shall be amended and restated in its entirety to provide as follows:

“Forfeiture of Restricted Stock. If Recipient ceases providing Services to the Company as a result of being terminated with Cause prior to the one (1) year anniversary of the Employment Date, then any and all Vested Shares shall be forfeited to the Company immediately and Recipient shall have no further rights with respect to such forfeited shares. As used herein, the term “Cause” is as defined in the Employment Agreement.”

3.    Repurchase Option. Section 4 and Annex C (including Exhibit 1 to Annex C) of the RSA Agreement shall be deleted in their entirety. Further, for purposes of clarification, neither the Company nor Investors will have any Repurchase Option for the Vested Shares.

4.    Counterparts. This Amendment may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

5.    Governing Law. This Amendment is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

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[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

RECIPIENT:	LIVONGO HEALTH, INC.

/s/ Zane Burke	/s/ Glen Tullman
Zane Burke	Name: Glen Tullman
Title: Executive Chairman

Date: 6/26/2019	Date: 6/26/2019